UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2010, The Middleby Corporation (the “Company”) and its wholly-owned subsidiary Middleby Marshall Inc. (“MMI” and together with the Company, the “Employer”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Timothy J. FitzGerald (“Mr. FitzGerald”), the Vice President and Chief Financial Officer of each of the Company and MMI.  The Employment Agreement supersedes his previous employment agreement dated March 7, 2005 (the “Prior Agreement”), which was to expire on March 1, 2010.

The term of the Employment Agreement will continue until March 1, 2013, unless Mr. FitzGerald’s employment is earlier terminated under the terms of the Employment Agreement, provided that, commencing on March 1, 2013, and each anniversary thereafter, the Employment Agreement will be renewed for an additional one-year period unless the Employer or Mr. FitzGerald provides at least 180 days advance notice of its or his intent to not renew the Employment Agreement.

Pursuant to the Employment Agreement, Mr. FitzGerald will earn an annual base salary of $400,000.  In addition, Mr. Fitzgerald is eligible to earn an annual incentive bonus under the Company’s management incentive programs adopted by the Employer from time to time, subject to all terms and conditions thereof, based on the achievement of performance targets established in the sole discretion of the Employer.

Under the Employment Agreement, Mr. FitzGerald’s employment may be terminated by the Employer or by Mr. FitzGerald at any time.  If the Employer terminates Mr. FitzGerald’s employment without “cause” (as defined in the Employment Agreement), or if Mr. FitzGerald terminates his employment within six months following a “change in control” of the Company (as defined in the Employment Agreement), Mr. FitzGerald will be entitled to a lump sum payment equal to three times the sum of: (a) his annual base salary for the full calendar year immediately prior to the date of termination and (b) the greater of (i) the amount of his annual bonus paid under the Company’s Management Incentive Plan with respect to the full calendar year immediately prior to the year of termination and (ii) the average of the annual bonuses paid to him under the Management Incentive Plan for each of the two calendar years immediately prior to the year of termination.  In the event that any amount payable to him in connection with a change in control of the Company results in the excise tax imposed on “excess parachute payments” under the Internal Revenue Code, Mr. FitzGerald will also be entitled to an additional payment to cover the amount of any excise tax, including income taxes and excise taxes incurred with respect to the gross-up payment.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated March 1, 2010, by and among The Middleby Corporation, Middleby Marshall Inc. and Timothy J. FitzGerald.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: March 4, 2010	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated March 1, 2010, by and among The Middleby Corporation, Middleby Marshall Inc. and Timothy J. FitzGerald.